SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549

                           FORM 8-K

                        CURRENT REPORT

           Filed pursuant to Section 13 or 15(d) of

              THE SECURITIES EXCHANGE ACT OF 1934

                June 25, 1996 (June 20, 1996)
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        Date of Report (Date of earliest event reported)

                PHYSICIAN COMPUTER NETWORK, INC.
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      (Exact name of registrant as specified in charter)


                           New Jersey
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        (State or other jurisdiction of incorporation)


                            0-19666
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                   (Commission File Number)


                           22-2485688
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               (IRS Employer Identification No.)


                     1200 The American Road
                 Morris Plains, New Jersey 07950
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           (Address of principal executive officers)



                        (201) 490-3100
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     (Registrant's telephone number, including area code)
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ITEM 5.   OTHER EVENTS
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     On June 20, 1996, the Registrant, Northwest Acquisition
Corp., a Washington corporation which is a wholly-owned subsidiary of the Registrant ("Merger Sub"), and Wismer-Martin, Inc., a Washington corporation ("Wismer-Martin"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Wismer-Martin and Wismer-Martin will become a wholly-owned subsidiary of the Registrant (the "Transaction"). The Merger Agreement is filed as
Exhibit 1 to this Current Report on Form 8-K and is incorporated herein by reference.

     The Merger Agreement provides that the Wismer-Martin stockholders would receive an aggregate of $1,980,000 in cash and 935,000 shares of common stock of the Registrant (the "Shares"). The number of Shares is subject to adjustment depending on variations in the Registrant's average stock price during the fifteen trading days ending shortly prior to the effective time of the Transaction. The Transaction is subject to, among other things, regulatory approvals and approval of the Transaction by the Wismer-Martin stockholders.

     Wismer-Martin, based in Spokane, Washington, is a provider of practice management systems and healthcare information systems.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
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     (c) Exhibits.

     Exhibit 1 -- Agreement and Plan of Merger, dated June 20,
1996, by and among Physician Computer Network, Inc., Northwest
Acquisition Corp. and Wismer-Martin, Inc.

     Exhibit 2 -- Press Release dated June 21, 1996.
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                           SIGNATURE

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PHYSICIAN COMPUTER NETWORK, INC.
                                        (REGISTRANT)


Date:  June 25, 1996          By:/s/ John F. Mortell
                                 John F. Mortell
                                 Executive Vice President
                                 and Chief Operating Officer